Exhibit 99.1

TerraForm Global Announces Senior Management Change

President and CEO Brian Wuebbels Steps Down; Office of the Chairman Established; Ilan Daskal Joins Board of Directors

BETHESDA, Md., March 30, 2016 (GLOBE NEWSWIRE) -- TerraForm Global, Inc. (Nasdaq:GLBL), a global owner and operator of clean energy power plants, today announced that Brian Wuebbels has resigned as president and chief executive officer and as a member of the Company's board of directors, effective immediately.

The board has formed an office of the chairman to lead TerraForm Global on an interim basis. The office of the chairman will be led by Peter Blackmore, an independent director and chairman of the Company. Independent directors Christopher Compton, Hanif Dahya and Jack Jenkins-Stark will also join the office of the chairman. The office of the chairman will report to the board and its committees in a substantially similar manner as a chief executive officer. All other key executives will remain in their roles, including Rebecca Cranna, executive vice president and chief financial officer, and Yana Kravtsova, general counsel, senior vice president and secretary.

"I look forward to working with my fellow independent directors and the management team as we continue to focus on maintaining the financial and operational strength of TerraForm Global," said Mr. Blackmore.

Mr. Blackmore continued, "The board strongly believes that the office of the chairman is well-equipped to oversee the operations of TerraForm Global. All of the independent directors of the Company will continue to work with me in providing direction and oversight to management. In addition, the Company's directors are mindful of their fiduciary duties and are committed to acting in the best interests of the Company and all of its shareholders."

In addition, the board has appointed Mr. Ilan Daskal to be a member of the board, effective immediately. Mr. Daskal, age 50, has recently been appointed chief financial officer designee and executive vice president of SunEdison, with a scheduled start date of no later than April 4, 2016. Mr. Daskal has extensive experience as a chief financial officer and senior executive of various companies. Mr. Daskal received a Bachelor of Business degree in accounting from Tel-Aviv College of Management, Israel and a Master of Science degree in Finance from the City University of New York. The Board believes that Mr. Daskal's extensive financial experience and history of leadership will enable him to effectively serve on the Board.

About TerraForm Global

TerraForm Global is a renewable energy company that is changing how energy is generated, distributed and owned. TerraForm Global creates value for its investors by owning and operating clean energy power plants in high-growth emerging markets. For more information about TerraForm Global, please visit: www.terraformglobal.com.

Cautionary Note Regarding Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks, and uncertainties and typically include words or variations of words such as " expect," "anticipate," "believe," "intend," "plan," "seek," "estimate," "predict," "project," "goal," "guidance," " outlook," "objective," "forecast," "target," "potential," "continue," "would," "will," "should," "could," or "may" or other comparable terms and phrases. All statements that address operating performance, events, or developments that TerraForm Global expects or anticipates will occur in the future are forward-looking statements. They may include estimates of expected adjusted EBITDA, cash available for distribution (CAFD), earnings, revenues, capital expenditures, liquidity, capital structure, future growth, and other financial performance items (including future dividends per share), descriptions of management's plans or objectives for future operations, products, or services, or descriptions of assumptions underlying any of the above. Forward-looking statements provide TerraForm Global's current expectations or predictions of future conditions, events, or results and speak only as of the date they are made. Although TerraForm Global believes its expectations and assumptions are reasonable, it can give no assurance that these expectations and assumptions will prove to have been correct and actual results may vary materially.

By their nature, forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Factors that might cause such differences include, but are not limited to, a variety of economic, competitive and regulatory factors, many of which are beyond TerraForm Global's control and are described in TerraForm Global's Form S-1, as well as additional factors it may describe from time to time in other filings with the Securities and Exchange Commission. You should understand that it is not possible to predict or identify all such factors and, consequently, you should not consider any such list to be a complete set of all potential risks or uncertainties.

TerraForm Global disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions, factors, or expectations, new information, data, or methods, future events, or other changes, except as required by law.

Contacts:

Investors:
Brett Prior
TerraForm Global
bprior@terraform.com
+1 (650) 889-8628

Media:
Meaghan Repko / Joseph Sala / Nicholas Leasure
Joele Frank, Wilkinson Brimmer Katcher

media@terraform.com
+1 (212) 355-4449